EXECUTION VERSION
Exhibit 10.2

MASTER LOAN SALE AGREEMENT
by and among
BARINGS BDC, INC.,
as the Seller,
and
BARINGS BDC STATIC CLO LTD. 2019-I,
as the Buyer.
Dated as of May 9, 2019

TABLE OF CONTENTS

Page

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SCHEDULE

Schedule 1    Collateral Obligations

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MASTER LOAN SALE AGREEMENT
THIS MASTER LOAN SALE AGREEMENT, dated as of May 9, 2019 (as amended, modified, supplemented or restated from time to time, this “Agreement”), is among BARINGS BDC, INC., a Maryland corporation (in its capacity as seller hereunder, together with its successors and assigns, the “Seller”) and BARINGS BDC STATIC CLO LTD. 2019-I, an exempted company incorporated in the Cayman Islands (together with its successors and assigns, the “Buyer”).
WHEREAS, in the regular course of its business, the Seller originates and/or otherwise acquires Collateral Obligations; and
WHEREAS, contemporaneously on the Closing Date, the Seller desires to acquire certain of the Closing Date Participations (as defined below) from Barings BDC Senior Funding I, LLC (the “Financing Subsidiary”) and the Buyer desires to acquire from the Seller the Collateral Obligations listed on Schedule 1 hereto (including the Closing Date Participations), together with certain related property as more fully described herein and included as part of the “Assets” in the Indenture, dated as of May 9, 2019 (as amended, modified, restated or supplemented from time to time, the “Indenture”), among the Buyer, as issuer, Barings BDC Static CLO 2019-I, LLC, as co-issuer, and State Street Bank and Trust Company, as trustee (together with its successors and assigns in such capacity, the “Trustee”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS
Section 1.01    Definitions.
Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Indenture, unless the context otherwise requires. As used herein, the following defined terms shall have the following meanings:
“Agreement” has the meaning provided in the first paragraph of this Agreement.
“Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, public body, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of government, including the FINRA, the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.
“Authorized Officer” means, with respect to the Seller, any Person who is authorized to act for the Seller in matters relating thereto, and binding thereupon, in connection with the transactions contemplated by this Agreement and the other Transaction Documents to which such Person is a party.
“Buyer” has the meaning provided in the first paragraph of this Agreement.
“Closing Date Participation” has the meaning set forth in Section 2.01(b).
“Collateral” has the meaning provided in Section 2.01.
“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
“Elevation” means, with respect to each Closing Date Participation, such Closing Date Participation is elevated to an assignment.
“Elevation Date” means, with respect to each Closing Date Participation, the date of its Elevation.
“Excluded Amounts” means (a) any amount received by, on or with respect to any Collateral Obligation in the Collateral, which amount is attributable to the payment of any tax, fee or other charge imposed by any Authority on such Collateral Obligation, (b) any amount representing escrows relating to taxes, insurance and other amounts in connection with any Collateral Obligation which is held in an escrow account for the benefit of the related Obligor and the secured party [(other than the Seller in its capacity as lender with respect to such Collateral Obligation)] pursuant to escrow arrangements, (c) any Retained Fee retained by the Person(s) entitled thereto in connection with the origination of any Collateral Obligation, (d) any accrued and unpaid interest on any Collateral Obligation with respect to the period of time prior to and excluding the Closing Date and (e) any Equity Security related to any Collateral Obligation that the Seller determines will not be transferred by the Seller in connection with the sale of any related Collateral Obligation hereunder.
“Financing Subsidiary” has the meaning provided in the Preamble to this Agreement.
“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents, orders and other authorizations of all Authorities.
“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such fillings with all Authorities.
“Income Collections” has the meaning set forth in Section 2.01(b).
“Indenture” has the meaning provided in the Preamble to this Agreement.
“Lien” means any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).
“Loan List” means the list of Collateral Obligations set forth on Schedule 1, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement.
“Material Adverse Effect” means, with respect to the Person making the related representation and warranty or agreeing to the related covenant, any event that has, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, financial condition or operations of such Person (b) the ability of such Person to perform its obligations under the Transaction Documents to which it is a party or (c) the rights, interests, remedies or benefits (taken as a whole) available to the Trustee under the Transaction Documents.
“Participation Agreement” means the master participation and assignment agreement, dated as of the Closing Date, by and between the Financing Subsidiary and the Buyer and acknowledged by the Seller.
“Payment in Full” means payment in full of the Notes and of all other obligations then due and payable by the Buyer pursuant to and in accordance with the Indenture.
“Payment in Full Date” means the date on which a Payment in Full occurs or the Indenture is otherwise satisfied and discharged in accordance with its terms.
“Permitted Liens” means, with respect to the interest of the Seller and the Buyer in the Collateral Obligations, as applicable: (i) security interests, liens and other encumbrances in favor of the Buyer pursuant to this Agreement, (ii) security interests, liens and other encumbrances in favor of the Trustee created pursuant to the Indenture and/or this Agreement, (iii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iv) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Buyer as the holder of equity in such Obligor and (v) security interests, liens and other encumbrances for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded (provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor).
“Purchase” means the purchase or other acquisition of Collateral by the Buyer from the Seller pursuant to Section 2.01.
“Purchase Price” has the meaning provided in Section 2.02.
“Related Contracts” means all credit agreements, indentures, notes, security agreements, leases, financing statements, guaranties, and other contracts, agreements, instruments and other papers evidencing, securing, guaranteeing or otherwise relating to any Collateral Obligation or Eligible Investment or other investment with respect to any Collateral or proceeds thereof (including the related Underlying Instruments), together with all of the Seller’s right, title and interest in, to and under all property or assets securing or otherwise relating to any Collateral Obligation or Eligible Investment or other investment with respect to any Collateral or proceeds thereof or of any Related Contract.
“Retained Fee” means any reasonable origination, structuring or similar closing fee charged by the Person originating a loan on behalf of its lenders for services it has performed in connection with such origination, which is not customarily made available to the lenders as part of their return with respect to such loan, and provided such Person is entitled to retain the same in accordance with applicable law.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.
“Seller” has the meaning provided in the first paragraph of this Agreement.
“Trustee” has the meaning provided in the Preamble to this Agreement.
“Volcker Rule” means Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations thereunder, in each case, as amended from time to time.

Section 1.02    Other Terms.
All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States. The symbol “$” shall mean the lawful currency of the United States of America. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.
Section 1.03    Computation of Time Periods.
Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding”.
Section 1.04    Interpretation.
In this Agreement, unless a contrary intention appears:

(i)	the singular number includes the plural number and vice versa;

(ii)	reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;
(iii)    references to “including” means “including, without limitation”;
(iv)    reference to day or days without further qualification means calendar days;
(v)    unless otherwise stated, reference to any time means New York, New York time;
(vi)    references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;
(vii)    reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefore;
(viii)    reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; and

(ix)    reference to any gender includes each other gender.
Section 1.05    References.
All section references (including references to the preamble), unless otherwise indicated, shall be to Sections (and the preamble) in this Agreement.
Section 1.06    Calculations.
Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360-day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.
ARTICLE II

TRANSFER OF LOAN ASSETS
Section 2.01    Sale, Transfer and Assignment.
(a)    Transfer from the Seller to the Buyer on the Closing Date. Subject to and upon the terms and conditions set forth in this Agreement (including the conditions to purchase set forth in Article III), on the Closing Date (or, in the case of each Closing Date Participation, the Elevation Date), the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer and the Buyer hereby purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller (including all obligations of the Seller as lender to fund any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation conveyed by the Seller to the Buyer hereunder which obligations the Buyer hereby assumes) in the property identified in clauses (i)-(v) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, accessions, proceeds and other property consisting of, arising out of, or related to any of the following (in each case excluding the Excluded Amounts) (collectively, the “Collateral”):
(i)    the Collateral Obligations listed on each Loan List delivered on the Closing Date by the Seller to the Buyer (as set forth on Schedule 1) and all monies due, to become due or paid in respect of such Collateral Obligations on and after the Closing Date, including but not limited to all collections on such Collateral Obligations and other recoveries thereon, in each case as they arise after the Closing Date;
(ii)    all Liens with respect to the Collateral Obligations referred to in clause (i) above;
(iii)    all Related Contracts with respect to the Collateral Obligations referred to in clause (i) above;
(iv)    all collateral security granted under any Related Contracts; and

(v)    all income and proceeds of the foregoing.
(b)    Closing Date Participations. It is understood and agreed by the parties hereto that certain of the Collateral Obligations being transferred hereunder from the Seller to the Buyer are not expected to settle on the Closing Date. Therefore, in order to grant the economic benefits associated with such Collateral Obligations to the Buyer on the Closing Date, (i) the Seller agrees to sell, transfer, assign, set over and otherwise convey to the Buyer, without recourse except to the extent specifically provided herein, and the Buyer agrees to purchase from the Seller, a 100% undivided participation interest in Seller’s (and, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) interests in each Collateral Obligation listed on Schedule 1 and identified as a “participation” (each such Collateral Obligation, a “Closing Date Participation”), which interest shall be understood to include all the Seller’s (and, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) right, title, benefit and interest in and to any interest accruing from and after the Closing Date, any payments, proceeds or other period distributions to the extent provided in Section 2.04 (the “Income Collections”), the legal title to which is held by the Seller (or, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary), and (ii) the Buyer hereby acquires the Closing Date Participations and assumes and agrees to perform and comply with all assumed obligations of the Seller with respect thereto. The parties hereby agree to treat the transfer of the Closing Date Participations by the Seller to the Buyer as a sale and purchase on all of their respective relevant books and records. For administrative convenience, the Closing Date Participations held by the Financing Subsidiary on the Closing Date will be transferred directly from the Financing Subsidiary to the Buyer pursuant the Participation Agreement, but such Closing Date Participations shall be deemed to have been distributed (through an intermediate entity) by the Financing Subsidiary to the Seller and sold by the Seller to the Buyer hereunder.
(c)    From and after the Closing Date, the Collateral listed on the relevant Loan List shall be deemed to be Collateral hereunder.
(d)    On the Closing Date with respect to the Collateral to be acquired by the Buyer on that date, the Seller shall be deemed to, and hereby does, certify to the Buyer and to the Trustee, on behalf of the Secured Parties, as of the Closing Date, that each of the representations and warranties in Section 4.02 is true and correct in all material respects as of the Closing Date.
(e)    Except as specifically provided in this Agreement, the sale and purchase of Collateral under this Agreement shall be without recourse to the Seller; it being understood that the Seller shall be liable to the Buyer for all representations and warranties made by the Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.
(f)    In connection with each Purchase of Collateral from the Seller to the Buyer on the Closing Date as contemplated by this Agreement, the Buyer hereby directs the Seller to, and the Seller agrees that it will, Deliver in accordance with the Indenture, or cause to be Delivered in accordance with the Indenture (on behalf of the Buyer), to the Custodian (with a copy to the Trustee), each Collateral Obligation being transferred to the Buyer on the Closing Date in accordance with the applicable provisions of the Indenture.
(g)    The Seller shall take such action requested by the Buyer, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer has an enforceable ownership interest and its assigns under the Indenture have an enforceable and perfected security interest in the Collateral purchased by the Buyer as contemplated by this Agreement.
(h)    In connection with the Purchase by the Buyer of the Collateral as contemplated by this Agreement, with respect to the Collateral Purchased on the Closing Date in accordance with this Agreement, the Seller agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files on and after the Closing Date that such Collateral has been purchased by the Buyer and the Seller agrees that it will indicate clearly and unambiguously on and after the Closing Date in its financial statements that such Collateral is owned by the Buyer and is not available to pay creditors of the Seller.
(i)    The Seller agrees to deliver to the Buyer on or before the Closing Date a computer file containing a true, complete and correct Loan List (which shall contain the related Principal Balance, outstanding principal balance, loan number and Obligor name for each Collateral Obligation) as of the Closing Date. Such file or list shall be marked as Schedule 1 to this Agreement, shall be delivered to the Buyer, as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement, as such Schedule 1 may be supplemented and amended from time to time.
(j)    In a series of contemporaneous transactions on the Closing Date, (i) the Financing Subsidiary shall, subject to the terms of the applicable credit facility, sell and/or distribute the Closing Date Participations owned by the Financing Subsidiary to the Seller (with respect to any distribution, in its capacity as sole member of the Financing Subsidiary), (ii) the Seller shall transfer the Collateral Obligations listed on Schedule 1 to the Buyer and (iii) as consideration for its acquisition of the Collateral Obligations listed on Schedule 1 from the Seller, the Buyer shall issue to the Seller all of its Subordinated Notes and pay cash to the Seller.
(k)    For administrative convenience, (i) Collateral Obligations (including certain of the Closing Date Participations) being transferred first from the Financing Subsidiary to the Seller and second from the Seller to the Buyer, may settle directly from the Financing Subsidiary to the Buyer pursuant to the Participation Agreement and (ii) any of the steps or transfers of cash or assets pursuant to this Agreement and the Participation Agreement may be made on a net basis (any amounts owing by one party may be offset by amounts owed to such party, and vice versa).
(l)    It is the intention of the parties hereto that the conveyance of all right, title and interest in and to the Collateral to the Buyer by the Seller on the Closing Date as provided in this Section 2.01 is intended and shall, in each and every case, constitute an absolute sale, assignment, conveyance and transfer of ownership of such Collateral conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Collateral shall not be part of the Seller’s bankruptcy estate in the event of any bankruptcy or insolvency proceedings with respect to the Seller.

Furthermore, it is not intended that any such conveyance be deemed a pledge of the Collateral Obligations and the other Collateral to the Buyer to secure a debt or other obligation of the Seller.
(m)    If, however, notwithstanding the intention of the parties set forth in Section 2.01(l), any of the conveyances provided for in this Section 2.01 by the Seller are determined to be a transfer to secure indebtedness, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC. With respect to the Collateral related to Schedule 1 transferred on the Closing Date hereunder, (A) the Seller hereby grants to the to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all of its right, title and interest in and to such Collateral, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Collateral, (B) the Buyer, as assignee secured party, shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law with respect thereto, which rights and remedies shall be cumulative, and (C) the Seller authorizes the Buyer, and, so long as the Payment in Full Date has not occurred, the Trustee on behalf of the Secured Parties, to file UCC financing statements and amendments, as necessary, naming the Seller as “debtor”, the Buyer as “assignor secured party” or “assignee secured party” and the Trustee as “assignee secured party,” or similar applicable designations, describing such Collateral, in each jurisdiction that the Buyer deems necessary in order to protect the security interests in the Collateral granted under this Section 2.01(m).
(n)    The Seller and the Buyer hereby acknowledge and agree that (i) the conveyance of the Closing Date Participations is being effectuated pursuant to this Agreement and the Participation Agreement instead of an assignment of the Seller’s (and, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) legal interest in and title to each of the Closing Date Participations (the transfer of which to the Buyer will not be effective until the individual assignments of each Closing Date Participation become effective) because the conditions precedent under the related Underlying Instruments to the transfer, assignment and conveyance of the Seller’s (and, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) legal interest in and title to the Closing Date Participations may otherwise not be fully satisfied as of the Closing Date and (ii) the conveyance of the Closing Date Participations hereunder shall have the consequence that the Seller does not have an equitable interest in the Closing Date Participations and the Buyer holds 100% of the equitable interest in the Closing Date Participations. The Buyer has prepared, or will prepare on or following the Closing Date, individual assignments consistent with the requirements of the related Underlying Instruments and provided them to the Persons required under such Underlying Instruments, which assignments will become effective in accordance with such Underlying Instruments upon obtaining certain consents thereto or upon the passage of time or both. Upon receipt by the Seller or the Buyer of the effective assignment of any Closing Date Participation participated pursuant to this Section 2.01, the Seller, for value received, hereby sells to the Buyer, and the Buyer hereby purchases from the Seller all of the Seller’s (and, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) right, title and interest in, to and under such Closing Date Participation.

Section 2.02	Purchase Price.
The purchase price for each Collateral Obligation sold pursuant to this Master Loan Sale Agreement shall be a dollar amount equal to the fair market value thereof as determined by the Seller and the Buyer and shall be on terms no less favorable to the buyer than such buyer would then obtain in a comparable arm’s length transaction with a person that is not an Affiliate (in each case, the “Purchase Price”).
Section 2.03    Payment of Purchase Price.
(a)    The Purchase Price for any Collateral related to Schedule 1 acquired by the Buyer from the Seller on the Closing Date pursuant to this Agreement shall be paid by issuance of the Subordinated Notes by the Buyer to the Seller and cash paid by the Buyer to the Seller.
(b)    The Seller, in connection with each Purchase hereunder relating to any Collateral, shall be deemed to have certified, and hereby does certify, with respect to the Collateral to be purchased by the Buyer on such day, that its representations and warranties contained in Article IV are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day.
(c)    Upon the payment of the Purchase Price for any Purchase, title to the Collateral included in such Purchase shall vest in the Buyer as provided herein, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.
(d)    Collateral Obligations may be purchased or acquired by the Buyer from the Seller or any of its Affiliates hereunder only if (i) the terms and conditions thereof are no less favorable to the Buyer than the terms it would obtain in a comparable, timely purchase or acquisition with a non-Affiliate and (ii) the transactions are effected in accordance with all applicable laws.
Section 2.04    Income Collections on Closing Date Participations.
(a)    With respect to each Closing Date Participation, the Buyer shall acquire all rights to Income Collections, which, for the avoidance of doubt, shall not include any Excluded Amounts.
(b)    If at any time after the Closing Date, the Seller receives any Income Collections, the Seller shall deliver such Income Collection promptly to the Buyer. If at any time after the Closing Date the Seller receives any other payment (including principal, interest (to the extent relating to the period from and after the Closing Date) or any other amount) with respect to a Closing Date Participation, the Seller shall deliver such payment promptly to the Buyer, and in the case of any such payment of interest, the Seller shall provide a written notice to the Buyer at the time of such delivery setting forth calculations and certifying as to the portion of any interest received that relates to the period from and after the Closing Date.

(c)    Without limiting the foregoing, the Seller agrees (and pursuant to the Participation Agreement the Financing Subsidiary has agreed) (i) until the Elevation of each Closing Date Participation has been completed, to maintain its existing custodial arrangements and bank accounts established to receive proceeds of such Closing Date Participation and (ii) to remit to the Buyer, promptly (but not more than three Business Days) after receipt of such payment and identification thereof, each payment received in connection with each Closing Date Participation to which the Buyer is entitled in accordance with Section 2.01 (which, for the avoidance of doubt, shall not include any Excluded Amounts). The Seller acknowledges that from and after the Closing Date it shall have no equitable or beneficial interest in any payment received by it with respect to any Closing Date Participation (other than any accrued and unpaid interest with respect to the period of time prior to and excluding the Closing Date). If the Seller modifies or amends (or directs the Financing Subsidiary to modify or amend) the standing instructions delivered to the Seller’s (or the Financing Subsidiary’s) custodian on the date hereof in connection with this clause (c), the Seller shall notify the Buyer of such modification or amendment.
Section 2.05    Elevation of the Closing Date Participations.
(a)    Subject to the terms and provisions of the applicable Closing Date Participation and of applicable law, the Seller shall use commercially reasonable efforts to effect an Elevation, as soon as reasonably practicable, with respect to each such Closing Date Participation and take such action (including the execution and delivery of an assignment agreement) as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of each such Closing Date Participation and consistent with the terms of this Agreement. The Seller shall pay any transfer fees and other expenses payable in connection with an Elevation and the Buyer will reimburse the Seller for half of such fees and expenses after receipt of an invoice therefor from the Seller detailing such amounts. The Buyer shall be responsible for any expenses of administering each Closing Date Participation prior to its Elevation. At Elevation, the Seller shall deliver such assignment and the credit documentation with respect to the related Closing Date Participation in its possession to or as directed by the Buyer.
(b)    If the Seller has not effected an Elevation of a Closing Date Participation on or before the day that is 120 days from the Closing Date for whatever reason or if at any time prior thereto the Seller is dissolved prior to effecting an Elevation, the Seller and the Buyer agree that the Participation Interests in each of the Closing Date Participations shall elevate automatically and immediately to an assignment and all of the Seller’s (or, with respect to the Collateral Obligations held by the Financing Subsidiary on the Closing Date, the Financing Subsidiary’s) rights, title, interests and ownership of such Closing Date Participations shall vest in Buyer. The Seller shall be deemed to have consented and agreed to Elevation for each of the Closing Date Participations upon the execution of this Agreement. The Seller agrees that, following any such date, the Buyer shall be permitted to take any and all action necessary to effectuate an Elevation and/or finalize an assignment of any of the Closing Date Participations, and in furtherance of the foregoing, effective immediately upon such date, the Seller hereby makes, constitutes and appoints the Buyer, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Buyer reasonably deems appropriate or necessary in connection with any Elevation or finalization of an assignment of any of the Closing Date Participations. In addition, the Seller, effective as of the date hereof, hereby makes, constitutes and appoints the Buyer, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to sign, execute, certify, swear to, acknowledge, deliver, file, receive and record any and all documents that the Buyer reasonably deems appropriate or necessary to direct the obligor or agent bank with respect to any Closing Date Participations to deposit Income Collections directly into an account chosen by the Buyer. The foregoing powers of attorney are hereby declared to be irrevocable and a power coupled with an interest, and shall survive and not be affected by the bankruptcy or insolvency or dissolution of the Seller.
Section 2.06     Limitation on Sales to Seller and Affiliates.
At any time after the Closing Date, the Buyer may sell any Collateral Obligation to the Seller or any affiliate thereof; provided that such transaction is conducted in an arm’s length transaction in the ordinary course of business and the value of any such transferred Collateral Obligation shall be the mid-point between the “bid” and “ask” prices provided by a nationally recognized independent pricing service or, if unavailable or determined by the Collateral Manager to be unreliable, the fair market value of such Collateral Obligation as reasonably determined by the Collateral Manager, and such Affiliate shall acquire such Collateral Obligation for a price equal to the value so determined.
ARTICLE III

CONDITIONS PRECEDENT
Section 3.01    Conditions Precedent
This Agreement is subject to the conditions precedent that on or prior to the Closing Date each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled, and:
(a)    Counterparts of this Agreement shall have been executed and delivered by or on behalf of the Seller and the Buyer; and
(b)    The Seller shall have delivered to the Buyer filed UCC-1 financing statements as required by Section 2.01(m) describing the applicable Collateral and meeting the requirements of the laws of each jurisdiction in which it is necessary or reasonably desirable, or in which the Seller is required by applicable law, and in such manner as is necessary or reasonably desirable, to perfect the back-up security interest granted under Section 2.01(m).

Section 3.02	Conditions Precedent to all Purchases.
(a)    The obligation of the Buyer to purchase the Collateral from the Seller on the Closing Date shall be subject to the satisfaction of the following conditions precedent that:
(i)    all representations and warranties of the Seller contained in Sections 4.01 and 4.02 shall be true and correct in all material respects on and as the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and
(ii)    the Seller shall have delivered to the Buyer a duly completed Loan List that is true, accurate and complete in all respects as of the Closing Date, which list is made a part of this Agreement.

Section 3.03	Release of Excluded Amounts.
The parties acknowledge and agree that the Buyer has no interest in the Excluded Amounts. Promptly upon the receipt by or release to the Buyer of any Excluded Amounts, the Buyer hereby irrevocably agrees to deliver and release to (or as directed by) the Seller such Excluded Amounts, which release shall be automatic and shall require no further act by the Buyer; provided that the Buyer agrees that it will execute and deliver such instruments of release and assignment or other documents, or otherwise confirm the foregoing release of such Excluded Amounts, as may be reasonably requested by the Seller in writing.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.01    Representations and Warranties Regarding the Seller.
The Seller makes the following representations and warranties, on which the Buyer relies in acquiring the Collateral purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture or purchasing the Notes. As of the Closing Date (unless a specific date is specified below), the Seller represents and warrants to the Buyer for the benefit of the Buyer and its successors and assigns that:
(a)    Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own each Collateral Obligation and to sell or contribute such Collateral Obligation to the Buyer hereunder.
(b)    Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals as required in each jurisdiction in which the failure to be so qualified or obtain such license or approval, is likely to have a Material Adverse Effect.
(c)    Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement and (b) carry out the terms of this Agreement and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the sale and assignment of an ownership interest in each Collateral Obligation on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Seller.
(d)    Valid Conveyance; Binding Obligations. This Agreement will be duly executed and delivered by the Seller, and this Agreement, other than for accounting and tax purposes, shall effect valid sales of each Collateral Obligation, enforceable against the Seller and creditors of and purchasers from the Seller, and this Agreement shall constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as enforceability may be limited by the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally and general principles of equity (whether such enforceability is considered in a suit at law or in equity).
(e)    No Violation. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by the Seller pursuant hereto or thereto in connection with the sale of any Collateral Obligation will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s organizational documentation or any contractual obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any applicable law in any material respect.
(f)    No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller, before any Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.
(g)    All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement to which the Seller is a party have been obtained.
(h)    State of Organization, Etc. The Seller has not changed its name since its incorporation. Except as permitted hereunder, the chief executive office of the Seller (and the location of the Seller’s records regarding the Collateral Obligations (other than those delivered to the Custodian)) is at the address of the Seller set forth in Section 5.02. The Seller’s only jurisdiction of incorporation is Maryland, and, except as permitted hereunder, the Seller has not changed its jurisdiction of incorporation.
(i)    Solvency. The Seller is not the subject of any bankruptcy proceedings. The Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Seller, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business.
(j)    Taxes. The Seller has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.
(k)    No Liens, Etc. Each Collateral Obligation or participation interest therein to be acquired by the Buyer hereunder is owned by the Seller free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Seller has the full right, corporate power and lawful authority to sell the same and interests therein and, upon the sale thereof hereunder, the Buyer will have acquired good and marketable title to and a valid and perfected ownership interest in such Collateral Obligation or participation interests therein, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens).
(l)    Information True and Correct. All written information (other than projections, other forward-looking information, information of a general economic or general industry nature and pro forma financial information) heretofore (as of each date when this representation and warranty is made) furnished by or on behalf of the Seller to the Buyer, as applicable, or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects (to the best knowledge of the Seller, in the case of information obtained by the Seller from Obligors or other unaffiliated third parties), and, taken as a whole, contained as of the date of delivery thereof no untrue statement of a material fact (to the best knowledge of the Seller, in the case of information obtained by the Seller from Obligors or other unaffiliated third parties) and did not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such information was furnished (to the best knowledge of the Seller, in the case of information obtained by the Seller from Obligors or other unaffiliated third parties) as of the date such information was furnished. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Seller to be reasonable at the time made, it being recognized by the Seller and the Buyer that such projections and pro forma financial information as it relates to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections and pro forma financial information may differ from the projected and pro forma results set forth therein by a material amount.

(m)    Intent of the Seller. The Seller has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Collateral Obligation or participation interest therein to the Buyer with any intent to hinder, delay or defraud any of the Seller’s creditors.
(n)    Value Given. The Seller has received reasonably equivalent value from the Buyer in exchange for the sale of such Collateral Obligations sold hereunder. No such sale has been made for or on account of an antecedent debt owed by the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
Section 4.02    Representations and Warranties of the Seller Relating to the Agreement and the Collateral.
The Seller makes the following representations and warranties, on which the Buyer relies in acquiring each Collateral Obligation purchased hereunder and each of the Secured Parties relies upon in entering into the Indenture or purchasing the Notes. As of the Closing Date, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of their successors and assigns that:
(a)    Valid Transfer and Security Interest. This Agreement constitutes a valid transfer to the Buyer of all right, title and interest in, to and under each Collateral Obligation, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in each Collateral Obligation to the Buyer which upon the delivery of the Collateral Obligation, in accordance with the definition of “Deliver” under the Indenture, to the Buyer (or to the Custodian on behalf of the Trustee, for the benefit of the Secured Parties) and the filing of the financing statements shall be a first priority perfected security interest in each such Collateral Obligation, subject only to Permitted Liens.
(b)    Eligibility of Sale Portfolio. (i) Schedule 1 is an accurate and complete listing of each Collateral Obligation transferred to the Buyer as of the Closing Date and the information contained therein with respect to the identity of such Collateral Obligations and the amounts owing thereunder is true and correct as of the Closing Date and (ii) with respect to each Collateral Obligation, all consents, licenses, approvals or authorizations of or registrations or declarations of any governmental authority or any Person required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in each Collateral Obligation to the Buyer have been duly obtained, effected or given and are in full force and effect.
It is understood and agreed that the representations and warranties provided in this Section 4.02 shall survive (x) the sale of the Collateral Obligations to the Buyer, (y) the grant of a first priority perfected security interest in, to and under each Collateral Obligation pursuant to the Indenture by the Buyer and (z) the termination of this Agreement and the Indenture. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Trustee immediately upon obtaining knowledge of such breach.

Section 4.03    Representations and Warranties Regarding the Buyer.
By its execution of this Agreement, the Buyer represents and warrants to the Seller that:
(a)    Due Organization. The Buyer is an exempted company duly formed and validly existing under the laws of the Cayman Islands, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
(b)    Due Qualification and Good Standing. The Buyer is in good standing under the laws of the Cayman Islands. The Buyer is duly qualified to do business and, to the extent applicable, is in good standing and has obtained or will obtain all material governmental licenses and approval in the Cayman Islands and in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement and the other Transaction Documents to which it is a party requires such qualification, except where the failure to be so qualified, maintain good standing or obtain such license or approval would not reasonably be expected to have a Material Adverse Effect.
(c)    Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Buyer of, and the performance of its obligations under this Agreement, the other Transaction Documents to which it is a party and the other instruments, certificates and agreements contemplated hereby or thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)    Non-Contravention. None of the execution and delivery by the Buyer of this Agreement or the other Transaction Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or performance and compliance by it with the terms, conditions and provisions hereof or thereof, will (i) contravene in any material respect or result in any breach of, any of the terms and provisions of, its articles of incorporation and memorandum of association, (ii) conflict with or contravene (A) any applicable law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Contract, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates), in each case under this clause (d) which would have a Material Adverse Effect.

(e)    Governmental Authorizations; Private Authorizations; Governmental Filings. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Transaction Documents to which the Buyer is a party or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those recordings and filings in connection with the Liens granted to the Trustee under the Transaction Documents, except for any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption, that, if not obtained, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)    Sale Treatment. Other than for accounting and tax purposes, the Buyer has treated the transfer of Collateral Obligations hereunder to the Buyer for all purposes as a sale by the Seller and purchase by the Buyer on all of its relevant books and records and other applicable documents.
ARTICLE V

MISCELLANEOUS
Section 5.01    Amendments and Waivers.
(a)    This Agreement may be amended or waived from time to time by the parties hereto by written agreement, with prior written notice to the Trustee; provided that no such amendment or waiver shall reduce the amount of, or delay the timing of, any amounts received on Collateral Obligations which are required to be distributed with respect to any Class of Notes without the consent of the Holders of each Class materially and adversely affected thereby, or change the rights or obligations of any other party hereto without the consent of such party. Failure to object within ten Business Days of notice being given of any proposed amendment shall constitute consent for all purposes hereunder. Notwithstanding the foregoing, the Loan Lists may be amended and modified by the Seller at any time in accordance with this Agreement by providing updated Loan Lists to the Buyer and the Trustee.
(b)    Prior to the execution of any such amendment or waiver, the Buyer shall furnish to the Trustee (and the Trustee shall furnish to each Rating Agency and each Holder) written notification of the substance of such proposed amendment or waiver, together with a copy thereof.
(c)    Promptly after the execution of any such amendment or waiver, the Buyer shall furnish (or cause the Trustee to furnish) a copy of such amendment or waiver to each Rating Agency and to each Holder. It shall not be necessary for the consent of any Holders pursuant to Section 5.01(a) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.
(d)    Prior to the execution of any amendment to this Agreement, the Buyer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (which Opinion of Counsel may rely upon one or more certificates from an Authorized Officer of the Seller and/or the Buyer with respect to factual matters and of the Buyer and/or the Collateral Manager with respect to the effect of any such amendment or waiver on the economic interests of the Buyer or the Holders) stating that the execution of such amendment is authorized or permitted by this Agreement.
Section 5.02    Notices, Etc.
All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto, and to the Trustee or each Rating Agency, at its address set forth in the Indenture or at such other address as shall be designated by such Person in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received. Notices and other communications relating to this Agreement to be delivered by the Buyer (or the Trustee on its behalf) to any Holder shall be delivered as provided in the Indenture.
The address for the Seller is the following:
Barings BDC, Inc.
300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
Attention: Rob Shelton
E-mail: rob.shelton@barings.com
Facsimile No.: 413 266 2854

The address for the Buyer is the following:
Barings BDC Static CLO Ltd. 2019-I
c/o MaplesFS Limited
P.O. Box 1093, Boundary Hall
Cricket Square, Grand Cayman, KY1-1102
Cayman Islands
Attention: The Directors
E-mail: cayman@maples.com
Facsimile No.: +1 345 945 7100

Section 5.03    Severability of Provisions.
If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 5.04    GOVERNING LAW; JURY WAIVER.
THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
Section 5.05    Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 5.06    Bankruptcy Non-Petition and Limited Recourse; Claims.
Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, the other party hereto any bankruptcy proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect and one day) after payment in full of all Notes. In addition, none of the parties hereto shall have any recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the other party or any of its successors or assigns. The terms of Section 5.06 shall survive termination of this Agreement.
Section 5.07    Binding Effect; Assignability.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No third party (other than the Trustee and the other Secured Parties) shall be third-party beneficiaries of this Agreement.
Section 5.08    Headings and Exhibits.
The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.
BARINGS BDC, INC.,
as the Seller

By:	/s/ Jonathan Bock Name: Jonathan Bock Title: CFO

BARINGS BDC STATIC CLO LTD. 2019-I,
as the Buyer

By: /s/Yun Sheng	Name: Yun Sheng Title: Director

Schedule 1

Collateral Obligations
Loan List